UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 9, 2012

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 210-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 9, 2012, the Compensation & Management Development Committee (the “Committee”) of the Board of Directors of Newfield Exploration Company (“Company”) amended the Newfield Exploration Company Deferred Compensation Plan (the “Plan”) and its related Non-Qualified Deferred Compensation Plan Trust Agreement (the “Trust”) to (1) eliminate the ability of the Trustee to use Trust assets to buy Company common stock through open market purchase transactions; (2) provide that cash deferrals by participants may be converted to phantom units only upon certain specified dates; and (3) provide that the Committee or its delegate has the sole discretion to provide whether distributions from the portion of the Trust invested in common stock of the Company shall be in cash and/or Company common stock. A copy of Amendment No. 1 to the Plan and Trust is filed herewith as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

	10.1	Amendment No. 1 to Newfield Exploration Company Deferred Compensation Plan and its related Non-Qualified Deferred Compensation Plan Trust Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: November 14, 2012	By:	/s/ John D. Marziotti
John D. Marziotti
General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 1 to Newfield Exploration Company Deferred Compensation Plan and its related Non-Qualified Deferred Compensation Plan Trust Agreement

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